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                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                              THE OHIO ART COMPANY,

                                  STRYDEL, INC.

                                       AND

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                  APRIL 7, 2000

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




                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----


SECTION 1.      PARTIES......................................................1


SECTION 2.      LOANS AND OTHER CREDIT ACCOMMODATIONS........................1

    2.1.     REVOLVING LOANS.................................................1
    2.2.     TERM LOAN.......................................................5
    2.3.     ACCOMMODATIONS..................................................5
    2.4.     CERTAIN AMOUNTS DUE ON DEMAND...................................6

SECTION 3.      INTEREST AND FEES............................................6

    3.1.     INTEREST........................................................6
    3.2.     FEES............................................................6

SECTION 4.      GRANT OF SECURITY INTEREST...................................7

    4.1.     GRANT OF SECURITY INTEREST......................................7
    4.2.     OBLIGATIONS.....................................................7
    4.3.     COLLATERAL......................................................7
    4.4.     ADDITIONAL COLLATERAL...........................................9

SECTION 5.      COLLECTION AND ADMINISTRATION................................9

    5.1.     COLLECTIONS.....................................................9
    5.2.     CHARGES TO LOAN ACCOUNT.........................................9
    5.3.     PAYMENTS........................................................9
    5.4.     LOAN ACCOUNT STATEMENTS........................................10
    5.5.     DIRECT COLLECTIONS.............................................10
    5.6.     ATTORNEY-IN-FACT...............................................11
    5.7.     LIABILITY......................................................11
    5.8.     ADMINISTRATION OF ACCOUNTS.....................................11
    5.9.     DOCUMENTS......................................................11
    5.10.    ACCESS; APPRAISALS.............................................11
    5.11.    ENVIRONMENTAL AUDITS...........................................12

SECTION 6.      ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS........12

    6.1.     FINANCIAL AND OTHER REPORTS....................................12
    6.2.     TRADE NAMES....................................................13
    6.3.     LOSSES.........................................................13
    6.4.     BOOKS OR RECORDS...............................................13
    6.5.     TITLE..........................................................14
    6.6.     DISPOSITION OF ASSETS..........................................14
    6.7.     INSURANCE......................................................14
    6.8.     COMPLIANCE WITH LAWS...........................................15
    6.9.     ACCOUNTS.......................................................15
    6.10.    EQUIPMENT......................................................16
    6.11.    FINANCIAL COVENANTS............................................16
    6.12.    AFFILIATED TRANSACTIONS........................................16
    6.13.    FEES AND EXPENSES..............................................17
    6.14.    FURTHER ASSURANCES.............................................17
    6.15.    ENVIRONMENTAL CONDITION........................................18
    6.16.    STATE OF INCORPORATION.........................................18
    6.17.    CERTAIN FUNDED INDEBTEDNESS....................................18

    6.18.    YEAR 2000......................................................19
    6.19.    THIRD PARTY INVENTORY..........................................19
    6.20.    KEYMAN INSURANCE...............................................19
    6.21.    INVENTORY......................................................20
    6.22.    SURVIVAL OF REPRESENTATIONS....................................20

SECTION 7.      EVENTS OF DEFAULT AND REMEDIES..............................20

    7.1.     EVENTS OF DEFAULT..............................................20
    7.2.     REMEDIES.......................................................22
    7.3.     APPLICATION OF PROCEEDS........................................23
    7.4.     LENDER'S CURE OF THIRD PARTY AGREEMENT DEFAULT.................23

SECTION 8.      JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS.......23

    8.1.     JURY TRIAL WAIVER..............................................23
    8.2.     COUNTERCLAIMS..................................................24
    8.3.     JURISDICTION...................................................24
    8.4.     NO WAIVER BY LENDER............................................24

SECTION 9.      TERM OF AGREEMENT; MISCELLANEOUS............................24

    9.1.     TERM...........................................................24
    9.2.     EARLY TERMINATION..............................................24
    9.3.     TERMINATION INDEMNITY DEPOSIT..................................25
    9.4.     NOTICES........................................................25
    9.5.     SEVERABILITY...................................................25
    9.6.     ENTIRE AGREEMENT; AMENDMENTS; ASSIGNMENTS......................25
    9.7.     DISCHARGE OF BORROWER..........................................26
    9.8.     USAGE..........................................................26
    9.9.     GOVERNING LAW..................................................26

SECTION 10.       ADDITIONAL DEFINITIONS AND TERMS..........................26

    10.1.    UNLESS OTHERWISE INDICATED BELOW, THE LIMITS ON
             AVAILABILITY ARE LIMITS APPLICABLE TO BOTH BORROWERS
             IN THE AGGREGATE AND NOT INDIVIDUALLY:.........................26
    10.2.    TERM LOAN:.....................................................28
    10.3.    ACCOMMODATIONS:................................................28
    10.4.    INTEREST, FEES & CHARGES:......................................28
    10.5.    FINANCIAL COVENANTS:...........................................29
    10.6.    MISCELLANEOUS:.................................................31
    10.7.    TERM...........................................................32

                           LOAN AND SECURITY AGREEMENT

                  This Agreement is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower. Terms capitalized and not otherwise defined herein shall have the meanings assigned to such terms in Exhibit A attached hereto.

SECTION 1.        PARTIES
                  -------

                  1.1. The "BORROWER" is identified in Section 10.6(c) and its successors and assigns. If more than one Borrower is specified in Section 10.6(c), (1) all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each, (2) Revolving Loans to each Borrower under this Agreement shall be made on the basis of the separate Gross Availability (defined below) and Net Availability (defined below) of such Borrower only, calculated with respect to such Borrower's Eligible Accounts and Eligible Inventory, in the manner set forth in this Agreement, (3) each Borrower will provide for a separate cash collection system for such Borrower, in the manner set forth in Section 5.1, (4) Lender will maintain separate loan accounts for each Borrower hereunder, (5) each Borrower will provide separate borrowing base certificates, and weekly and monthly reports pursuant to Section 6.1, calculated with respect to such Borrower only, and (6) the criteria for Eligible Accounts contained in Sections 2.1(4), (11), (12) and (13) shall be calculated for Borrowers on a combined basis.

                  1.2. The "LENDER" is THE CIT GROUP/BUSINESS CREDIT, INC. and its agents, designees, representatives, successors and assigns.

                  1.3. Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement not constitute a "Fraudulent Conveyance" (as defined below). Consequently, each of OAC and Strydel agrees that if such Borrower's joint and several liability hereunder for the other Borrower's obligations, or any liens or security interests securing such joint and several liability, would, but for the application of this sentence, constitute a Fraudulent Conveyance, such joint and several liability and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause such joint and several liability or such lien or security interest to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

SECTION 2.        LOANS AND OTHER CREDIT ACCOMMODATIONS
                  -------------------------------------

                  2.1. Revolving Loans.
                       ---------------

                  Lender shall, subject to the terms and conditions contained herein, make revolving loans to Borrower ("REVOLVING LOANS") in amounts requested by Borrower from time to time, but not in excess of the Net Availability existing immediately prior to the making of the requested loan and provided the requested loan would not cause the outstanding Obligations to exceed the Maximum Credit.

                  (1) The "MAXIMUM CREDIT" is set forth in Section 10.1(a).

                  (2) The "GROSS AVAILABILITY" is at any time (i) the product of the outstanding amount of Eligible Accounts, multiplied by the Eligible Accounts Percentage set forth in Section 10.1(b)(i), but the amount so added shall not exceed any sublimits set forth in Section 10.1(e), plus: (ii) the product(s) obtained by multiplying the applicable Eligible Inventory Percentage(s), if any, set forth in Section 10.1(b)(ii) by the values (based on the lower of cost, market or appraised value, determined on a first-in, first-out basis) of Eligible Inventory, but the amount so added shall not exceed any sublimits set forth in Section 10.1(c).

                  (3) The "NET AVAILABILITY" shall be calculated at any time as an amount equal to the Gross Availability minus the aggregate amount of all then-outstanding Obligations to Lender other than the then outstanding principal balance of the Term Loan, if any, but including all contingent liabilities of Lender with respect to open Accommodations, if any.

                  (4) "ELIGIBLE ACCOUNTS" are accounts created by Borrower in the ordinary course of its business which are and remain acceptable to Lender for lending purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its sole judgment, on fifteen
(15) days' prior written notice to Borrower. Lender shall, in general, deem and continue to deem accounts to be Eligible Accounts if: (1) such accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date set forth in Section 10.1(d) or Schedule D attached hereto, as applicable (collectively, "Largest Accounts");
(2) the amounts of the accounts reported to Lender are absolutely owing to Borrower and payment is not conditional or contingent (such as consignments, guaranteed sales or right of return or other similar terms); (3) the account debtor's chief executive office or principal place of business is located in the United States or Canada (other than Quebec Province); (4) the account debtor's chief executive office or principal place of business is located outside the United States and Canada (other than Quebec province) and either (a) the account debtor has been approved by Lender, but such accounts shall only be eligible to the extent that the aggregate of such accounts do not exceed the amount set forth in Section 10.1(e)(ii) or (b) the account is supported by a letter of credit issued by a bank, and containing terms, satisfactory to Lender, and such letter of credit has been assigned to Lender in a manner satisfactory to Lender, but such accounts shall only be eligible to the extent that the aggregate amount of such accounts do not exceed the amount set forth in Section 10.1(e)(iii); (5) such accounts do not arise from progress billings, retainages or bill and hold sales; (6) there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto (the amount subject to setoff, counterclaim or dispute shall not be eligible), and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof; (7) the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; (8) such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an Affiliate of Borrower; (9) such accounts are not accounts with respect to which the account debtor is the United States or any State or political subdivision thereof or any department, agency or instrumentality of the United States, any State or political subdivision, unless there has been compliance with the Assignment of Claims Act or any similar State or local law, if applicable; (10) Borrower has delivered to Lender such documents as Lender may have requested pursuant to
Section 5.9 hereof in connection with such accounts and Lender shall have received verifications of such accounts, satisfactory to it, if sent to the account debtors or any other obligors or any bailees pursuant to Section 5.5 hereof; (11) there are no facts existing or threatened which might reasonably be expected to result in any adverse change in the account debtor's financial condition; (12) accounts owed by an account debtor and its Affiliates do not represent more than twenty-five percent (25%) of all otherwise Eligible Accounts, unless such account debtor and such Affiliates have been notified in writing (in a manner satisfactory to Lender) to make payments in respect of such accounts directly to a lockbox account established pursuant to Section 5.1 (the amount exceeding twenty-five percent (25%) shall not be eligible); (13) accounts owed by an account debtor and its Affiliates do not represent more than thirty percent (30%) of all otherwise Eligible Accounts (the amount exceeding thirty percent (30%) shall not be eligible); (14) not more than fifty percent (50%) of the accounts of an account debtor or its Affiliates owed to Borrower are outstanding more than the applicable number of days set forth in Section 10.1(d); (15) such accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the amount of any customer credit limits as established from time to time on notice to Borrower (the amount exceeding the credit limit shall not be eligible); and (16) such accounts are owed by account debtors deemed creditworthy at all times by Lender.

                  (5) "ELIGIBLE INVENTORY" is inventory owned by Borrower which is and remains acceptable to Lender for lending purposes and, other than in the case of In-Transit Inventory (defined below), is located at one of the addresses set forth in Section 10.6(e). Eligible Inventory shall not include (i) inventory in the possession of a bailee, consignee, warehouseman or processor or located at a location leased by Borrower, unless such bailee, consignee, warehouseman, processor or landlord, as applicable, delivers to Lender an agreement in form and substance satisfactory to Lender, together with such Uniform Commercial Code financing statements as Lender shall require, (ii) inventory located at a location owned by Borrower which is subject to a mortgage in favor of any person or entity other than Lender, unless such person or entity delivers to Lender an agreement in form and substance satisfactory to Lender, (iii) "Bull Frog" inventory, (iv) inventory consisting of raw materials other than plastic resins and steel, (v) inventory consisting of work-in-process, (vi) inventory that was manufactured under, or to be sold pursuant to, a license, royalty, trademark, tradename, copyright, patent, technology or similar agreement with any third party to the extent that the aggregate amount of inventory subject to all such agreements exceeds $100,000, but exclusive of any such inventory subject to such an agreement (including all amendments thereto), in form and substance satisfactory to Lender, that provides Borrower with the ability to sell such inventory for at least a 6 month period after the termination of such agreement,
(vii) inventory in-transit to or from one of Borrower's
locations, other than In-Transit Inventory as to which (a) title has passed to Borrower, (b) Borrower has provided Lender with evidence that such inventory is adequately insured (in Lender's judgment) while in-transit, (c) Lender or a customs agent acting as Lender's agent or another agent of Lender has possession of all applicable shipping documents and documents of title, all of which are in form and substance acceptable to Lender, (d) the carrier of such inventory thereof is acceptable to Lender and (e) Lender is satisfied that Lender's security interest in such inventory and all shipping documents and documents of title relating thereto is a fully perfected senior security interest in such collateral or (viii) finished goods inventory of Borrower's lithography division, other than Kodak inventory located at the Fritz Companies warehouse in Rochester, New York (which shall be eligible only to the extent that Borrower is able to demonstrate to Lender's satisfaction that Borrower has title to such inventory).

                  (6) "IN-TRANSIT INVENTORY" is inventory owned by Borrower which is in-transit to Borrower either on the water, in the air or by overland carrier.

                  (7) Lender shall have a continuing right to reduce the Gross Availability by implementing Reserves ("Reserves"), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's reasonable credit judgment, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral. In particular, Lender shall institute Reserves (a) in the aggregate amount of any dividends declared in respect of the capital stock of OAC and not yet paid, (b) in the aggregate amount of 3 months' warehousing charges for any third party warehouse at which Borrower is storing inventory and as to which a warehouseman's agreement has not been executed that waives or subordinates any liens held by the warehouseman and is otherwise acceptable to Lender (provided, that if any warehouseman executes and delivers to Lender an otherwise acceptable warehouseman's agreement that retains the warehouseman's lien priority as to less than 3 months' warehousing charges, such reserve shall be reduced to the amount of warehousing charges for which the warehouseman has retained a priority lien), and (c) to provide for payment by Borrower of amounts necessary to permit Borrower to comply with the requirements of Section 6.15 hereof with respect to Borrower's thermal oxidizing equipment, commencing on June 1, 2000 in the amount of $350,000, increasing by $80,000 on the first day of each month thereafter, until such reserves equal the estimated aggregate cost of such compliance, and decreasing to the extent funds are actually disbursed by Borrower in order to comply with the terms of Section 6.15; provided, with respect to clause (d), that if Lender receives written evidence satisfactory to Lender that (i) Borrower is in compliance with the requirements of Section 6.15 with respect to Borrower's thermal oxidizing equipment, any such reserves will be released, (ii) the cost of such compliance will be less than $750,000 or greater than $750,000, such reserves will be adjusted accordingly, with half of such amount being reserved on June 1, 2000 and the balance shall be reserved in 5 equal monthly installments on the first day of each month thereafter and (iii) the time by which such compliance must be completed is extended beyond December 31, 2000, such reserves will be adjusted accordingly in a manner reasonably satisfactory to Lender.

                  (8) Revolving Loans will not at any time exceed the Gross Availability unless Lender has consented in writing.

                  2.2. Term Loan.
                       ---------

                  Any term loans and the terms of such loans made by Lender to Borrower are set forth in, and repayable as set forth in, Section 10.2 (collectively, "TERM LOANS").

                  2.3. Accommodations.
                       --------------

         (1) Lender may, in its sole discretion, issue or cause to be issued, from time to time at Borrower's request and on terms and conditions and for purposes satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account ("ACCOMMODATIONS"). Borrower shall execute and perform additional agreements relating to the Accommodations in form and substance acceptable to Lender and the issuer of any Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any Affiliate of Lender in connection with the Accommodations shall constitute additional Revolving Loans to Borrower.

                  (2) In addition to the fees and costs of any issuer in connection with issuing or administering Accommodations, Borrower shall pay monthly to Lender, on the first day of each month, a charge on open
Accommodations at the rate per annum set forth in Section 10.3(a) (the "ACCOMMODATION CHARGES").

                  (3) No Accommodation will be issued unless the full amount of the Accommodation requested, plus fees and costs for issuance, is less than the Net Availability existing immediately prior to the issuance of the requested Accommodation, or if the requested Accommodation would cause the outstanding Obligations to exceed the Maximum Credit, or cause the open amount of Accommodations to exceed, at any time, the Accommodation sublimit set forth in
Section 10.3(b).

                  (4) All indebtedness, liabilities and obligations of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred, arising or incurred in connection with any Accommodation shall be included in the term "OBLIGATIONS", as defined herein, and shall include, without limitation, (i) all amounts due or which may become due under any Accommodation; (ii) all amounts charged or chargeable to Borrower or to Lender by any bank, other financial institution or correspondent bank which opens, issues or is involved with such Accommodations; (iii) Lender's Accommodation Charges and all fees, costs and other charges of any issuer of any Accommodation; and (iv) all duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Obligations or Accommodations or to the goods or documents relating thereto.

                  2.4. Certain Amounts Due On Demand.
                       -----------------------------

         Lender may, in its sole discretion, make or permit Revolving Loans, Accommodations or other Obligations in excess of the Maximum Credit, Gross or Net Availability or applicable formulas or sublimits. All or any portion of such excess(es) shall be immediately due and payable upon Lender's demand, unless otherwise agreed in writing by Lender.

SECTION 3.        INTEREST AND FEES

                  3.1. Interest
                       --------

                  (1) Interest on the Revolving Loans and Term Loans shall be payable by Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 10.4(a). The Interest Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate (as defined below), effective as of the date of each such change. During the existence of any Event of Default or termination or non-renewal hereof, interest on all unpaid Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the Interest Rate otherwise payable until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

                  (2) The "PRIME RATE" is the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York, or its successors and assigns from time to time as its prime rate.

                  3.2. Fees.
                        ----

                  Borrower shall pay to Lender:

                  (a)  Closing  Fee.  A Closing  Fee in the  amount set forth in
     Section 10.4(c).

                  (b) Facility Fee. Borrower shall pay Lender a Facility Fee equal to the amount identified in Section 10.4(d), which Facility Fee Borrower acknowledges has been fully earned by Lender as of the commencement of the Term (as defined in Section 9.1 below); provided, however, until such time as this Agreement shall terminate, Borrower shall pay one-half of the Facility Fee on the first anniversary of the Term and the remaining one-half of the Facility Fee on the second anniversary of the Term. Upon termination of this Agreement for any reason, the entire unpaid balance of the Facility Fee shall be due and payable in full.

                  (c) Unused Line Fee. Monthly, on the first day of each month, in arrears, an Unused Line Fee for each month during the Term at the rate per annum set forth in Section 10.4(f), calculated upon the amount, if any, by which the Maximum Credit exceeds the greater of the Minimum Borrowing or the average outstanding daily principal balance during the preceding month of all Revolving Loans, Accommodations and any Term Loans.

                  (d) Late Report Fee. A late report fee set forth in Section 10.4(i), as calculated in accordance with the last sentence of Section 6.1 below.

SECTION 4.        GRANT OF SECURITY INTEREST
                  --------------------------

                  4.1. Grant of Security Interest.
                       --------------------------

                  To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and Borrower hereby assigns and pledges to Lender, all of the Collateral, including any Collateral not deemed eligible for lending purposes.

                  4.2. Obligations.
                       -----------

                  "OBLIGATIONS" shall mean any and all Revolving Loans, Term Loans, Accommodations and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its Affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

                  4.3. Collateral.
                       ----------

                  "COLLATERAL"  shall  mean  all of the  following  property  of
Borrower:

                  (1) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all: accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; investment property; general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its Affiliates or any entity which, at any time, participates in Lender's financing of Borrower or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

                  (2) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of goods, including, but not limited to:

                  (a) All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Borrower's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof;

                  (b) All equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles (including without limitation the motor vehicles listed on Schedule E hereto), furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto; and

                  (c) All consumer goods, farm products, crops, timber, minerals or the like (including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

                  (3) All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any personal property in or upon which Lender has or may hereafter have a security interest, lien or right of setoff;

                  (4) All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party; and

                  (5) All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

Notwithstanding the foregoing, in no event shall "Collateral" include (i) intent to use trademark applications or (ii) Borrower's rights as a lessee of equipment, fixtures or real estate, to the extent that the underlying lease prohibits Borrower from granting a lien on, or a collateral assignment of, its rights under such lease.

                  4.4. Additional Collateral.
                       ---------------------

                  The term "COLLATERAL" shall also include (1) the real property of (a) OAC mortgaged to Lender in connection with this Agreement, commonly known as One Toy Street, Bryan, Ohio, junior only to the lien of Fifth Third Bank,
Northwestern Ohio, N.A. ("FIFTH THIRD") or a replacement lender reasonably satisfactory to Lender (a "REPLACEMENT LENDER") on such real property and (b) Strydel mortgaged to Lender in connection with this Agreement, commonly known as 201 Ellis Street, Stryker, Ohio, junior only to the lien of Fifth Third or a Replacement Lender on such real property and (2) Borrower's interest in the cash surrender value of the keyman life insurance policies described in Section 6.20.

SECTION 5.        COLLECTION AND ADMINISTRATION
                  -----------------------------

                  5.1. Collections.
                       -----------

                  Borrower will, at its expense as Lender requests, direct that all remittances and all other proceeds of accounts and other Collateral be sent to a lock box designated by Lender, and deposited into a bank account selected by Lender with arrangements with the bank providing that all funds deposited in the bank account are to be transferred solely to Lender; provided, that notwithstanding the foregoing, until otherwise directed by Lender, Strydel shall not be required to maintain a lock box, but instead shall directly collect all remittances and other proceeds of accounts and other Collateral and promptly deposit such amounts into a bank account selected by Lender with arrangements with the bank providing that all funds deposited in the bank account are to be transferred solely to Lender. Borrower shall bear all risk of loss of any funds deposited into such accounts. In connection therewith, Borrower shall execute such lock box and bank account agreements as Lender shall specify. Any collections or other proceeds received by Borrower shall be held in trust for Lender and immediately remitted, at Lender's direction, either to such bank account or to Lender in kind.

                  5.2. Charges to Loan Account.
                       -----------------------

                  At Lender's option, all payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, may be charged on the date when due, as principal to any loan account of Borrower maintained by Lender. Interest, fees for Accommodations, the Unused Line Fee and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

                  5.3. Payments.
                       --------

                  All Obligations shall be payable at Lender's Office set forth in Section 10.6(a) or at Lender's bank designated in Section 10.6(b) or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans or to any other Obligations then due, in whatever order or manner Lender shall determine. For purposes of determining Gross

Availability and Net Availability and for the calculation of the Minimum Borrowing, remittances and other payments will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the loan account of Borrower will be credited with remittances and other payments for the number of days set forth in Section 10.4(b) after the day Lender has received advice of receipt of remittances in Lender's account at Lender's Bank. For purposes of this Agreement, "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which Lender or banks located in states where Lender has its offices, are closed.

                  5.4. Loan Account Statements.
                       -----------------------

                  Lender shall render to Borrower monthly a loan account statement. Each statement shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within sixty
(60) days after the receipt by Borrower of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

                  5.5. Direct Collections.
                       ------------------

                  Lender may, at any time, but only after the occurrence of an Event of Default in the case of clauses (c) through (f) below, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification by telephone, in writing or otherwise of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof, (d) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, and (f) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations. At Lender's request all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

                  5.6. Attorney-in-Fact.
                       ----------------

                  Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact and authorizes Lender at Borrower's sole expense, to exercise at any times in Lender's discretion all or any of the powers necessary for Lender to obtain information about the Collateral or to enforce Lender's rights hereunder.

                  5.7. Liability.
                       ---------

                  Borrower hereby releases and exculpates Lender, its officers and employees from any liability arising from any acts under this Agreement or in furtherance thereof, except for gross negligence or willful misconduct. Lender will not have any liability to Borrower for lost profits or other special or consequential damages.

                  5.8. Administration of Accounts.
                       --------------------------

                  After written notice by Lender to Borrower or without notice after an Event of Default, Borrower shall not, (a) amend, modify, settle or compromise any of the accounts or any other Collateral which includes a monetary obligation, (b) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or
(c) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.

                  5.9. Documents.
                       ---------

                  Borrower shall deliver to Lender, as Lender may request, copies of all documents, schedules, invoices, proofs of delivery, purchase orders, statements, contracts and all other information evidencing or relating to the Collateral, in form and substance satisfactory to Lender and duly executed by Borrower; provided, however, that after an Event of Default, any of such items designated by Lender shall be originals rather than copies. Without limiting the provisions of Section 5.5, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by Borrower may be destroyed or otherwise disposed of by Lender six (6) months after receipt by Lender, unless Borrower requests their return in writing in advance and makes prior arrangements for their return at Borrower's expense.

                  5.10. Access; Appraisals.
                        ------------------

                  Lender shall have access, prior to an Event of Default during reasonable business hours and during the existence of an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting or copying the Collateral, and all Borrower's books and records. Lender, at no charge, may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower. In addition, from time to time, Lender also shall have the right to engage an appraiser or consultant selected by Lender (but at Borrower's expense) to appraise, audit and evaluate Borrower's inventory.

                  5.11. Environmental Audits.
                        --------------------

                  From time to time, but no more frequently than annually (provided no Event of Default is in existence), as requested by Lender, at the sole expense of Borrower, Borrower shall provide Lender, or its designee, complete access to all of Borrower's facilities for the purpose of conducting an environmental audit of such facilities as Lender may deem necessary.

SECTION 6.        ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
                  ----------------------------------------------------

                  Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to Borrower:

                  6.1. Financial and Other Reports.
                       ---------------------------

                  Borrower shall keep and maintain its books and records in accordance with generally accepted accounting principles, consistently applied. Borrower shall, at its expense, on each day on which Borrower requests a Revolving Loan (and in no event less frequently than weekly), deliver to Lender a borrowing base certificate in the form attached hereto as Exhibit B; provided, that notwithstanding the foregoing, Borrower shall be permitted to deliver to Lender borrowing base certificates on a monthly basis (on or before the fifteenth (15th) day of each month) commencing immediately after any Testing Date on which the Reporting Conditions have been satisfied and continuing until immediately after any subsequent Testing Date in which any of the Reporting Conditions have not been satisfied. In addition, Borrower shall, at its expense, deliver to Lender (a) weekly inventory reports no later than three (3) Business Days after each such weekly period; and, on or before the fifteenth (15th) day of each month, (b) true and complete monthly agings of its accounts receivable, accounts payable and notes payable; and (c) consolidated monthly internally prepared interim financial statements containing a balance sheet, income statement and cash flow statement certified by an officer of Borrower. Until such time as Lender is satisfied with Strydel's inventory reporting system, Strydel shall also deliver to Lender, on or before the fifteenth (15th) day of each month the results of a physical inventory performed by Strydel as of the last day of the prior month. Until such time as Lender is satisfied with the inventory reporting system used by Borrower's lithography division, Borrower shall also deliver to Lender, on or before the fifteenth (15th) day of each calendar quarter the results of a physical inventory performed by Borrower as of the last day of the prior calendar quarter. Annually, Borrower shall deliver audited consolidated and consolidating financial statements of Borrower, containing a balance sheet, income statement and cash flow statement, accompanied by the report and opinion thereon of independent certified public accountants acceptable to Lender, as soon as available, but in no event later than ninety
(90) days after the end of Borrower's fiscal year. No later than 30 days prior to each fiscal year, Borrower shall also deliver to Lender consolidated and consolidating balance sheet, income, cash flow and availability projections for such fiscal year in a format acceptable to Lender. All of the foregoing shall be in such form and together with such information with respect to the business of Borrower or any guarantor, as Lender may in each case reasonably request. Borrower understands and agrees that if it shall fail at any time to timely deliver a financial or other report or projection required under this Section 6.1, Borrower shall be charged a fee per late report equal to the amount set forth in Section 10.4(i) multiplied by the number of days such report is late in delivery to Lender.

                  6.2. Trade Names.
                       -----------

                  Borrower may from time to time render invoices under its trade names set forth in Section 10.6(g) or any other tradename of which Lender has been notified in writing at least 30 days prior to the date on which Borrower commences to use such tradename for such purpose and, Borrower represents that:
(a) each trade name does not refer to another corporation or other legal entity,
(b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower and (c) Lender may receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower representing payment with respect to such sales or services.

                  6.3. Losses.
                       ------

                  Borrower shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may reasonably be expected to result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise.

                  6.4. Books or Records.
                       ----------------

                  Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at the address set forth in
Section 10.6(d). Borrower's Eligible Inventory shall be kept only at the addresses set forth on Section 10.6(e); and Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Section 10.6(f) hereof, except Borrower may change such locations or open a new place of business after thirty (30) days prior written notice to Lender. Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, amendments, financing documents and security and other agreements as Lender may reasonably require.

                  6.5. Title.
                       -----

                  Borrower has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender and except, if any, those set forth on Schedule A hereto.

                  6.6. Disposition of Assets.
                       ---------------------

                  Without the prior written consent of Lender, Borrower shall not directly or indirectly: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets (other than (i) sales of inventory to buyers in the ordinary course of business, (ii) so long as no Event of Default is in existence, sales of inventory that is not Eligible Inventory, whether or not in the ordinary course of business, (iii) so long as no Event of Default is in existence, charitable donations of inventory with an aggregate value not in excess of $100,000 in any fiscal year and (iv) so long as no Event of Default is in existence, sales of obsolete equipment, which together with sales of similar obsolete equipment of Trinc Co., do not exceed an aggregate book value of $25,000 in any 12 month period, in each case so long as the proceeds thereof are immediately remitted to Lender for application to the Obligations as set forth in Section 5.3) or (b) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower or (c) form or acquire any interest in any firm, corporation or other entity.

                  6.7. Insurance.
                       ---------

                  Borrower shall at all times maintain, with financially sound and reputable insurers, insurance (including, without limitation, at the option of Lender, earthquake and flood insurance) with respect to the Collateral and other assets (the "INSURANCE COVERAGE"). All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide that the insurer will provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Borrower hereby irrevocably appoints Lender and any designee of Lender as attorney-in-fact for Borrower to obtain at Borrower's expense, any such insurance should Borrower fail to do so and to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Borrower shall deliver to Lender evidence of such insurance and an endorsement satisfactory to Lender naming Lender as the lender loss payee and additional insured as to all existing and future insurance policies with respect to the Collateral. In the event Borrower, at any time, fails to provide Lender with evidence of the Insurance Coverage as required by this Agreement, Lender may purchase the Insurance Coverage at Borrower's expense to protect Lender's interests in the Collateral. Such insurance may, but need not, protect Borrower's interests, and Lender shall be under no obligation to protect Borrower's interests. The Insurance Coverage that Lender purchases on behalf of Borrower may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any Insurance Coverage purchased by Lender, but only after providing Lender with evidence that Insurance Coverage has been obtained as provided for in this Agreement. In the event Lender purchases all or any portion of the Insurance Coverage for the Collateral or as otherwise required hereunder, Borrower will be responsible for all costs and expenses of such Insurance Coverage with the purchase of the Insurance Coverage including, but not limited to, interest and any other charges imposed by Lender in connection with the purchase of the Insurance Coverage until the effective date of the cancellation or expiration of the Insurance Coverage. The costs and expenses of any Insurance Coverage purchased by Lender shall be added to Borrower's Obligations. Borrower acknowledges that the costs and expenses of the Insurance Coverage purchased by Lender pursuant hereto may be more than the cost of insurance Borrower may be able to obtain on its own. Borrower shall deliver to Lender in kind, all instruments representing proceeds of insurance received by Borrower. Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Lender determines; provided, that so long as no Event of Default is in existence, in any 12 month period Borrower may elect to provisionally apply up to an aggregate of $250,000 of the proceeds of casualty insurance in respect of damage to or destruction of Borrower's fixed assets against the outstanding balance of the Revolving Loans, so long as such amounts are used with 6 months of the date of the applicable loss to replace the damaged or destroyed fixed assets. If such amount is not so used within such 6 month period, such amount will be applied to the Obligations in the manner set forth in Section 5.3.

                  6.8. Compliance With Laws.
                       --------------------

                  Except as set forth in Section 6.15, Borrower is and at all times will continue to be in compliance with the requirements of all laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to income, withholding, excise, property and social security taxes, minimum wages, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all agreements or other instruments binding on Borrower or its property, except to the extent that non-compliance therewith could not reasonably be expected to have a material adverse effect on Borrower's business, assets, liabilities or condition, financial or otherwise. Borrower shall pay and discharge all taxes, assessments and governmental charges against Borrower or any Collateral when due, unless the same are being contested in good faith. Lender may establish Reserves for the amount contested and penalties which may accrue thereon.

                  6.9. Accounts.
                       --------

                  With respect to each account deemed an Eligible Account, except as reported in writing to Lender, Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied and the Eligibility criteria will continue to be satisfied. All statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all respects what they purport to be.

                  6.10. Equipment.
                        ---------

                  With respect to Borrower's equipment, Borrower shall keep the equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

                  6.11. Financial Covenants.
                        -------------------

                  Borrower shall maintain consolidated working capital (as determined in accordance with generally accepted accounting principles, in effect on the date hereof, consistently applied) and Tangible Net Worth, in each case on the last day of each fiscal quarter hereafter commencing April 30, 2000, in the amounts set forth in Section 10.5(a) and Section 10.5(b), respectively, and Borrower shall not, directly or indirectly, expend or commit to expend, for fixed or capital assets (including capital lease obligations) an amount in excess of the capital expenditure limit set forth in Section 10.5(c) in any fiscal period of Borrower set forth in Section 10.5(c).

                  6.12. Affiliated Transactions.
                        -----------------------

                  Borrower will not, directly or indirectly: (a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity, including without limitation any officer, director, shareholder or other Affiliate of Borrower, except that (i) at any time that no Event of Default is in existence, Borrower may make (x) advances in the ordinary course of business to officers, directors and employees for routine travel and similar expenses, which in the aggregate do not exceed $50,000 at any time outstanding and (y) other loans to officers and key employees of Borrower, so long as the aggregate outstanding balance thereof does not exceed $75,000 and (ii) at any time that no Event of Default is in existence, Strydel may make loans to Ohio Art in an aggregate outstanding principal amount not to at any time exceed $1,000,000 ("INTERCOMPANY LOANS"), so long as the Intercompany Loans are evidenced by promissory notes in form and substance acceptable to Lender, which are endorsed to Lender's order and delivered to Lender as security for the Obligations; or
(b) declare, pay or make any dividend, redemption or other distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding, except that OAC may declare and pay dividends on the last day of each fiscal quarter commencing on May 1, 2000, so long as (i) the aggregate amount of dividends declared and paid in each calendar quarter shall not exceed $36,000, (ii) immediately after payment of such dividend, aggregate Net Availability for OAC and Strydel equals or exceeds $1,000,000, (iii) at the time of payment of such dividend, Borrower has no accounts payable that are over 120 days past due, other than accounts payable subject to bona-fide disputes, (iv) no Event of Default is in existence at the time of declaration (as opposed to payment) of such dividend or would be caused thereby and (v) at the time of payment of such dividend, Borrower has no past due income taxes; or (c) make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or other Affiliate of Borrower, except that so long as no Event of Default is in existence, Ohio Art may repay the Intercompany Loans; or (d) except as otherwise provided in this Section 6.12, enter into any sale, lease or other transaction with any officer, director, employee, shareholder or other Affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or other Affiliate of Borrower.

                  6.13. Fees and Expenses.
                        -----------------

                  Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defense asserted by Lender or claims or defense against Lender asserted by Borrower, and guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangible taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks and credit reports; (d) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations including field examiner travel, food and lodging, plus (i) a per diem charge at the rate set forth in Section 10.4(g) for Lender's examiners in the field and office, and (ii) a per diem charge at the rate set forth in Section 10.4(g) for Lender's personnel providing account analysis and verification services, provided however, such per diem charge may be increased by Lender from time to time upon notice from Lender to Borrower; and (e) the costs, disbursements and fees of in-house and outside counsel to Lender, including but not limited to such fees and disbursements incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding or litigation between the parties hereto, any third party and in any appeals arising therefrom.

                  6.14. Further Assurances.
                        ------------------

                  At the request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, without Borrower's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower.

                  6.15. Environmental Condition.
                        -----------------------

                  None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower. Except as set forth on Schedule C attached hereto, Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency any action or omission by Borrower resulting  in the  releasing,  or  otherwise  exposing  of  hazardous  waste  or hazardous substances into the environment. Except as set forth on Schedule C, Borrower is and will continue to be in compliance (in all material respects) with all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance. Borrower will take such steps as are necessary to become compliant (in all material respects) on or before December 31, 2000 (or such later date as the applicable regulatory authorities agree in writing shall be the date by which such compliance must occur) with all statutes, regulations, ordinances and other legal requirements pertaining to Borrower's thermal oxidizing equipment, including without limitation Ohio Administrative Code rules 3745-31-02(A)(1) and 3745-31-05(A)(3). Borrower represents that to the best of Borrower's knowledge after due inquiry, the aggregate cost of achieving such compliance will not exceed $750,000. Borrower agrees to promptly notify Lender if Borrower learns that the cost of such compliance is reasonably likely to exceed $750,000.

                  6.16. State of Incorporation.
                        ----------------------

                  If Borrower is a corporation, it is duly organized, existing and in good standing under the laws of the state set forth in Section 10.6(h).

                  6.17. Certain Funded Indebtedness.
                        ---------------------------

                  As of the date of this Agreement, Borrower has no indebtedness for borrowed money, other than (i) the Obligations, (ii) indebtedness to Fifth Third or a Replacement Lender in an aggregate amount not in excess of $5,200,000 (the "REAL ESTATE LOANS"), (iii) loans (a) from OAC to Trinc Co. in an aggregate outstanding amount of $99,403.96 and (b) from OAC to Strydel in an aggregate outstanding amount of $462,699.73 (which represents the net amount of such outstanding loans, after subtracting the balance of loans currently owing by OAC to Strydel ($1,215,375.01) from the balance of loans currently owing by Strydel to OAC ($1,678,074.74) and (iv) the indebtedness set forth on Schedule B hereto. After the date of this Agreement, Borrower shall not incur any indebtedness for borrowed money other than the Intercompany Loans and as set forth on Exhibit B. Borrower will not make any payments on any indebtedness for borrowed money, whether listed on Schedule B hereto or otherwise, except that
(a) Borrower may make payments to in respect of the Obligations, (b) Borrower may make scheduled payments to Fifth Third pursuant to the terms of the agreements, instruments and documents evidencing the Real Estate Loans, as they exist on the date hereof, or scheduled payments to a Replacement Lender pursuant to the terms of the agreements, instruments and documents evidencing the Real Estate Loans, as approved by Lender in its reasonable discretion and without amendment to the terms thereof, (c) Borrower may make payments to holders of such indebtedness listed on Schedule B if, and only if, and to the extent such payments are permitted by a subordination agreement (or substantially similar agreement or agreement having substantially similar effect) acceptable to Lender and executed by Borrower and each such holder in favor of Lender and (d) Ohio Art may make payments in respect of the Intercompany Loans to the extent set forth in Section 6.12(c).

                  6.18. Year 2000.
                        ---------

                  Borrower  has taken all action  necessary  to assure  that its computer-based systems are able to effectively process data including dates and date sensitive functions. Borrower represents and warrants that the "YEAR 2000 PROBLEM" is not reasonably likely to result in a material adverse effect on Borrower's business condition. Upon request, Borrower shall provide assurances acceptable to Lender that Borrower's computer systems and software are Year 2000 compliant. The term "YEAR 2000 PROBLEM" means the inability of certain computer applications to recognize and correctly perform date-sensitive functions involving certain dates prior to and after December 31, 1999.

                  6.19. Third Party Inventory.
                        ---------------------

                  Borrower shall take all necessary steps to ensure that any product of other persons or entities at any time consigned to Borrower, delivered to Borrower for processing or otherwise located on any of Borrower's premises are physically segregated from Borrower's own inventory and supplies and are clearly marked and identified as being the property of a person or entity other than Borrower. Borrower agrees that any inventory or other products or materials of each of Lakeside Metals, Inc., Ball Packaging Corp., d/b/a Ball Metal Food Containers Corp. and Tinplate Partners International, Inc., now or at any time hereafter located on any of Borrower's premises shall be delivered by such person to Borrower for processing by Borrower, shall be returned to such entity after processing has been completed and shall at no time become property of Borrower.

                  6.20. Keyman Insurance.
                        ----------------

                  Borrower shall maintain in full force and effect keyman insurance on the lives of Messrs. William C. Killgallon and Martin L. Killgallon II in the aggregate amount for both policies of at least $2,500,000 and with an aggregate cash surrender value, net of policy loans and previous assignments of interest, of at least $152,000. Borrower shall make payment when due of all premiums owing in respect of such keyman insurance.

                  6.21. Inventory.
                        ---------

                  Borrower agrees to safeguard, protect and hold all inventory for Lender's account and make no disposition thereof except in the ordinary course of the business of Borrower and except as permitted in Section 6.6. In addition, Borrower shall maintain a seasonal mix of raw materials and finished goods inventory, respectively, that is consistent in all material respects with Borrower's past practices, modified by current practices of other persons engaged in similar businesses. Inventory may be sold and shipped by Borrower to its customers, on open account and on commercially reasonable terms consistent with Borrower's past practices. Lender shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived, in which event no further disposition shall be made of the inventory by Borrower without Lender's prior written approval. Cash and cash on delivery sales shall be made by Borrower only with the approval of Lender, and the proceeds of such sales or sales of inventory for cash or cash on delivery shall not be commingled with Borrower's other property, but shall be segregated, held by Borrower in trust for Lender as Lender's exclusive property, and shall be delivered immediately by the Borrower to Lender in the identical form received; provided, that notwithstanding the foregoing, Borrower may sell to employees for cash, without the approval of Lender, up to an aggregate amount of $10,000 of inventory per calendar month. Upon the sale, exchange, or other disposition of inventory, Lender's security interest such inventory shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, Lender shall have all of the rights of an unpaid seller, including stoppage in transit, rescission and reclamation.

                  6.22. Survival of Representations.
                        ---------------------------

                  All representations and warranties of Borrower contained in this Agreement or any of the other agreements contemplated herein shall (1) survive the execution and delivery of this Agreement until the termination hereof and the indefeasible satisfaction in full of all Obligations (other than obligations in respect of unasserted indemnity claims) and (2) be deemed to have been remade by Borrower each time that Borrower requests a Revolving Loan, a Term Loan or an Accommodation.

SECTION 7.        EVENTS OF DEFAULT AND REMEDIES
                  ------------------------------

                  7.1. Events of Default.
                       -----------------

                  All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this

Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "EVENTS OF DEFAULT":

                  (1) Borrower fails to pay when due any of the Obligations;

                  (2) Borrower fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Borrower and Lender or any Affiliate of Lender, other than a payment Obligation, and such failure continues for 5 days after the date of such failure;

                  (3) Any representation, warranty or statement of fact made by Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any Affiliate of Lender, shall prove inaccurate or misleading in any material respect as and when the same is made or deemed made or remade;

                  (4) Any guarantor of the Obligations revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any Affiliate of Lender;

                  (5) Any judgment or judgments aggregating in excess of $25,000 or any injunction or attachment is obtained against Borrower or any guarantor, which remains unstayed or unbonded on appeal for a period of thirty (30) days or is enforced;

                  (6) Borrower or any guarantor dies or ceases to exist or the usual business of Borrower or any guarantor ceases or is suspended:

                  (7) Any change in the chief executive officer, chief operating officer, or controlling ownership of Borrower;

                  (8) Borrower or any guarantor becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

                  (9) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) (each, a "BANKRUPTCY PETITION") is filed by or against Borrower or any guarantor; provided, that in the case of an involuntary Bankruptcy Petition, it shall not constitute an Event of Default hereunder unless such Bankruptcy Petition remains undismissed or unstayed more than 60 days after the filing date thereof;

                  (10) The indictment or threatened indictment of Borrower or any guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such guarantor which Lender reasonably believes may have a material adverse effect on the Collateral or Borrower's business;

                  (11) Any default or event of default occurs on the part of Borrower under (a) any agreement, instrument or document evidencing or securing the Real Estate Loans, (b) any other agreement, instrument or document evidencing or securing indebtedness for borrowed money with a balance in excess of $100,000 and which permits the holder of such indebtedness to accelerate such indebtedness or (c) any other material agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound;

                  (12) Lender in good faith believes that either (i) the prospect of payment or performance of the Obligations is impaired or (ii) the Collateral is not sufficient to secure fully the Obligations; or

                  (13) Any material adverse change occurs in the nature or conduct of Borrower's business.

                  7.2. Remedies.
                       --------

                  Upon the occurrence of an Event of Default and at any time thereafter until such Event of Default shall have been waived by Lender, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. Upon the occurrence of an Event of Default, Lender may elect to have no further obligation to make loans or advances hereunder; however, if a Bankruptcy
Petition is filed by or against Borrower, Lender shall have no further obligation to make loans or advances hereunder. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, and/or (e) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by

Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days' prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

                  7.3. Application of Proceeds.
                       -----------------------

                  Lender may apply the cash proceeds of Collateral other than accounts actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorney's fees and legal expenses.

                  7.4. Lender's Cure of Third Party Agreement Default.
                       ----------------------------------------------

                  Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

SECTION 8.        JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS
                  -----------------------------------------------------

                  8.1. JURY TRIAL WAIVER.
                       -----------------

                  BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                  8.2. Counterclaims.
                       -------------

                  Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

                  8.3. Jurisdiction.
                       ------------

                  Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State in which the office of Lender designated in Section 10.6(a) is located and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.6(a) is located and Borrower waives any objection based on FORUM NON CONVENIENS and any objection to venue in connection therewith.

                  8.4. No Waiver by Lender.
                       -------------------

                  Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

SECTION 9.        TERM OF AGREEMENT; MISCELLANEOUS
                  --------------------------------

                  9.1. Term.
                       ----

                  This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term set forth in Section 10.7 from the date hereof (the "TERM").

                  9.2. Early Termination.
                       -----------------

                  Borrower may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice and payment in full of all of the Obligations as provided herein, including the early termination fee described below (the "EARLY TERMINATION FEE"), unpaid Facility Fee and any other fees. Thirty (30) days after receipt of such early termination notice, Lender need not make any further loans or accommodations. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, Borrower shall pay Lender forthwith, in full, payment in all Obligations, including the Early Termination Fee, Facility Fee and any other accrued and unpaid fees. In view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, the Early Termination Fee shall be the percentage of the Maximum Credit set forth in Section 10.4(h).

                  9.3. Termination Indemnity Deposit.
                       -----------------------------

                  Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

                  9.4. Notices.
                       -------

                  Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in
Section  10.6(a)  and to  Borrower  at its chief  executive  office set forth in
Section 10.6(d), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail, three
(3) days after mailing.

                  9.5. Severability.
                       ------------

                  If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

                  9.6. Entire Agreement; Amendments; Assignments.
                       -----------------------------------------

                  This Agreement contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the successors and assigns of Borrower.

                  9.7. Discharge of Borrower.
                       ---------------------

                  No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full (other than unasserted indemnity claims), including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrower.

                  9.8. Usage
                       -----

                  All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

                  9.9. Governing Law.
                       -------------

                  This Agreement shall be construed and enforced in accordance with the internal laws of the State of Illinois without regard to conflicts of laws principles.

SECTION 10.       ADDITIONAL DEFINITIONS AND TERMS
                  --------------------------------

                  10.1.  Unless   otherwise   indicated  below,  the  limits  on
                         availability are limits applicable to both Borrowers in the aggregate and not individually:

                          (a)   Maximum Credit:

                                $12,000,000; provided, that upon the sale of all or substantially all of the stock or assets of Strydel in a transaction to which Lender has consented, and the repayment in full of all of the Obligations owing by Strydel and any Obligations then owing by OAC in excess of the Maximum Credit, as reduced pursuant to the following clause, OAC may, upon prior written notice to Lender, reduce the Maximum Credit by up to $2,500,000; such reduction and partial prepayment shall not require payment of an Early Termination Fee under Section 9.2

                          (b)   Gross Availability Formulas:

                                (i)     Eligible Accounts Percentage:
                                               85% provided that if the accounts
                                             dilution percentage exceeds 4%, the
                                              Eligible Accounts Percentage shall
                                            be reduced by an amount satisfactory
                                                                       to Lender

                                (ii)    Eligible Inventory
                                        Percentages:
                                        Standard Finished Goods:             60%

                                        Obsolete Finished Goods:             33%

                                        Raw Materials:                       50%

                          (c)   Inventory Sublimit(s):

                                (i)     All Eligible Inventory:
                                               $6,000,000 during the period from
                                            each May 1 through and including the
                                                           following November 15
                                               $4,500,000 during the period from
                                                    each November 16 through and
                                                including the following April 30

                                (ii)    Obsolete Finished Goods:        $300,000

                                (iii)   In-Transit Inventory:
                                            $250,000 during the period from each
                                            November 1 through and including the
                                                               following June 30
                                            $700,000 during the period from each
                                                July 1 through and including the
                                                            following October 31

                                (iv)    Raw materials consisting of plastic
                                        resins:                         $200,000

                          (d)   Maximum days after Invoice Date for Eligible
                                Accounts:   90 days, except for Largest Accounts
                                                     (which shall be 120 days)

                          (e)   Account Sublimit(s)

                                (i)     Largest Accounts:
                                                   $750,000 in the aggregate for
                                             portions of the Largest Accounts in
                                            excess of 90 days after Invoice Date

                                (ii)    Foreign Accounts not subject to a
                                        letter of credit:               $250,000

                                (iii)   Foreign Accounts subject to a letter
                                        of credit:                    $1,000,000

                  10.2. Term Loan:
                        ---------

                       (a) A Term Loan A shall be made to OAC on the date hereof
                  in the amount of Two Million Six Hundred Sixty-Six Thousand and No/100 Dollars ($2,666,000.00). Term Loan A shall be repayable in immediately available funds, in seventy-two (72) consecutive monthly installments (or earlier, as hereinafter provided), each in the amount of Thirty-Seven Thousand Twenty-Eight and No/100 Dollars ($37,028.00) commencing May 1, 2000 and on the first day of each month thereafter; provided, that notwithstanding the foregoing, the then unpaid balance thereof shall be due and payable in full on the date of the expiration of the Term or if this Agreement is terminated

                       (b) A Term  Loan B shall be made to  Strydel  on the date
                  hereof in the amount of Six Hundred Thirteen Thousand and No/100 Dollars ($613,000.00). Term Loan B shall be repayable in immediately available funds, in seventy-two (72) consecutive monthly installments (or earlier, as hereinafter provided), each in the amount of Eight Thousand Five Hundred Fourteen and No/100 Dollars ($8,514.00) commencing May 1, 2000 and on the first day of each month thereafter; provided, that notwithstanding the foregoing, the then unpaid balance thereof shall be due and payable in full on the date of the expiration of the Term or if this Agreement is terminated

                  10.3. Accommodations:
                        --------------

                          (a)   Lender's Charge for Accommodations:          N/A

                          (b)   Sublimit for Accommodations:                 N/A

                  10.4. Interest, Fees & Charges:
                        ------------------------

                          (a)   Interest Rate:  Prime Rate plus 1.25% per annum;
                                                provided, that the Interest Rate
                                             shall be reduced to Prime Rate plus
                                                 0.75% per annum on the Interest
                                                 Adjustment Date if Borrower has
                                               satisfied the Interest Adjustment

                                                                      Conditions

                          (b)   Clearance:                       2 Business Days

                          (c)   Closing Fee:  $93,750, which has been paid prior
                                                              to the date hereof

                          (d)   Facility Fee:                           $150,000

                          (e)   Intentionally omitted

                          (f)   Unused Line Fee:                 0.50% per annum

                          (g) Field Examination per diem charge for each $750 field examiner and each person providing account analysis or verification services

                          (h)   Early Termination Fee:

                                First Year of Term:                    3% of the
                                                                  Maximum Credit

                                Second Year of Term:                   2% of the
                                                                  Maximum Credit

                                Third Year of Term:                    1% of the
                                                                 Maximum Credit;

                                provided, that upon the sale of all the stock or all or substantially all of the assets of both OAC and Strydel to a person not an Affiliate of OAC or Strydel or any of their current shareholders, and the repayment in full of all of the Obligations, the Early Termination Fee shall be reduced to 1.5% of the Maximum Credit for a repayment in the First Year of the Term, 1.0% of the Maximum Credit for repayment in the Second Year of the Term and 0.50% of the Maximum Credit for repayment in the Third Year of the Term.

                          (i)   Late Report Fee:                  $50.00 per day

                  10.5. Financial Covenants:

                          (a)   Working Capital:                             N/A
                          (b)   Tangible Net Worth:  April 30, 2000:  $3,800,000

                                                     July 31, 2000:   $4,400,000

                                                     October 31, 2000:$5,700,000

                                                     January 31, 2001:$5,900,000

                                                     The last day of each
                                                     fiscal quarter
                                                     thereafter:
                                                          $5,900,000 plus 80% of
                                                            Borrower's projected
                                                           positive Tangible Net
                                                         Worth, if any, for each
                                                       fiscal quarter during the
                                                         period from February 1,
                                                       2001 through the last day
                                                      of such fiscal quarter, as
                                                         set forth in Borrower's
                                                            projections for such
                                                      period delivered to Lender
                                                         pursuant to Section 6.1
                                                           (provided, that in no
                                                             event shall minimum
                                                      Tangible Net Worth for any
                                                          fiscal quarter be less
                                                                than $5,900,000)

                          (c)   Capital Expenditures:  Period             Amount
                                                       ------             ------

                                                       Fiscal quarter
                                                       ending January 31,
                                                       2000             $250,000

                                                       Fiscal year
                                                       ending January 31,
                                                       2000           $1,600,000

                                                       Fiscal year
                                                       ending January 31,
                                                       2001 and
                                                       each fiscal year
                                                       thereafter    $2,000,000;

                                provided, that Capital Expenditures for any period shall not include any amount spent by Borrower during such period to replace damaged or destroyed fixed assets as set forth in
                                Section 6.7

                 10.6.    Miscellaneous:

                          (a)   Lender's Office:         10 South LaSalle Street
                                                        Chicago, Illinois  60603

                          (b)   Lender's Bank:             Bank of America, N.A.
                                                        231 South LaSalle Street
                                                        Chicago, Illinois  60697

                          (c)   Borrower:            (i)  The Ohio Art Company
                                                          ("OAC")
                                                     (ii)  Strydel, Inc.
                                                          ("STRYDEL")
                          (d)   Borrower's Chief
                                Executive Office:    OAC:     One Toy Street
                                                              Bryan, Ohio  43506

                                                     Strydel: 201 Ellis Street
                                                             Stryker, Ohio 43557

                          (e)   Borrower's Eligible
                                Inventory Locations: OAC:     One Toy Street
                                                              Bryan, Ohio  43506

                                                     Strydel: 201 Ellis Street
                                                             Stryker, Ohio 43557

                          (f)   Borrower's Other     OAC:    Building 507
                                Offices and Locations        Kodak Park
                                of Collateral:               Door C
                                                             1600 Lexington Ave.
                                                             Gate 603
                                                             Rochester, New York
                                                               14652

                                                            Rooms 848, 850, 852,
                                                               854 and 856
                                                            The Toy Center South
                                                            200 5th Avenue
                                                            New York, New York
                                                               10010

                                                     Strydel: One Toy Street
                                                              Bryan, Ohio  43506

                          (g)   Borrower's Trade Names
                                for Invoicing:           OAC:       N/A
                                                         Strydel:   N/A

                          (h)   Borrower's State of
                                Incorporation:           OAC:       Ohio
                                                         Strydel:   Ohio

                  10.7. Term 3 Years

                  IN WITNESS WHEREOF, Borrower and Lender have duly executed this Loan and Security Agreement this _____ day of April, 2000.

LENDER:                                   BORROWER:

THE CIT GROUP/BUSINESS CREDIT, INC.       THE OHIO ART COMPANY


By:                                       By:
    ----------------------------------            ------------------------------

Title:                                    Title:
      --------------------------------            ------------------------------

                                          BORROWER:

                                          STRYDEL, INC.


                                          By:
                                                  ------------------------------

                                          Title:
                                                  ------------------------------

                             EXHIBITS AND SCHEDULES


Exhibit A         Certain Definitions
Exhibit B         Borrowing Base Certificate


Schedule A        Permitted Liens
Schedule B        Funded Indebtedness
Schedule C        Environmental Matters
Schedule D        Largest Accounts
Schedule E        Motor Vehicles

                             Exhibits and Schedules

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

                  "AFFILIATE" means, with respect to any entity or person, (i) each other person or entity that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the ownership interests (whether voting or non-voting) of such entity or person, (ii) each other person or entity that controls, is controlled by, or is under common control with such entity or person or any Affiliate of such entity or person, or (iii) each of such entity's or person's officers, directors, employees, agents, joint venturers and partners.

                  "EBITDA" means, for any period, Borrower's consolidated earnings before interest, taxes, depreciation and amortization (as determined in accordance with generally accepted accounting principles, in effect on the date hereof, consistently applied) for such period.

                  "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of Borrower's EBITDA for such period to the sum of Borrower's consolidated interest expense (other than default interest paid to Fifth Third on or prior to the date of this Agreement), cash taxes (including income taxes, franchise taxes, real estate property taxes and any other taxes deemed material by Lender), scheduled principal payments (but not optional prepayments) in respect of indebtedness for borrowed money (other than the Revolving Loans), capital expenditures and dividends for such period (as determined in accordance with generally accepted accounting principles, in effect on the date hereof, consistently applied).

                  "INTEREST ADJUSTMENT CONDITIONS" means that (i) Borrower's EBITDA for the fiscal year ended January 31, 2001, as demonstrated by Borrower's annual audited financial statements for such fiscal year delivered pursuant to
Section 6.1, equals or exceeds the amount set forth in Borrower's projections for such period, which were delivered by Borrower to Lender on the date hereof,
(ii) Borrower's Fixed Charge Coverage Ratio for the fiscal year ended January 31, 2001 equals or exceeds 1.1:1.0, as demonstrated by Borrower's annual audited financial statements for such fiscal year delivered pursuant to Section 6.1,
(iii) no Event of Default is in existence on any of the date such annual audited financial statements are due pursuant to Section 6.1, the date such financial statements are actually delivered or the Interest Adjustment Date, (iv) aggregate Net Availability for OAC and Strydel on the Interest Adjustment Date equals or exceeds $1,500,000 and (v) all of Borrower's debts, obligations and payables are then current in accordance with Borrower's usual business practices.

                  "INTEREST ADJUSTMENT DATE" means the date that is five (5) business days after Borrower has delivered to Lender Borrower's annual audited financial statements for the fiscal year ended January 31, 2001, as required pursuant to Section 6.1.

                  "OBSOLETE  FINISHED  GOODS"  means  inventory   consisting  of
finished goods of a type or class either (a) that are classified as obsolete or slow-moving on Borrower's inventory



                              Exhibit A -- Page 1
accounting system or (b) as to which Borrower has on hand either (i) a number of units in excess of the number of units of such type or class that was sold in the prior fiscal year or (ii) inventory with an aggregate value in excess of the aggregate value of inventory of such type or class that was sold in the prior fiscal year. No inventory (including without limitation Etch-a-Sketch and Betty Spaghetti inventory) shall be deemed to be Obsolete Finished Goods unless either that inventory is so classified by Borrower or Borrower has on hand an amount or value of such inventory in excess of the amounts set forth in the immediately preceding sentence.

                  "REPORTING CONDITIONS" means that (i) Borrower's Fixed Charge Coverage Ratio for the twelve month period immediately preceding a Testing Date equals or exceeds 1.1:1.0, as demonstrated by Borrower's monthly financial statements delivered pursuant to Section 6.1, (ii) average aggregate Net Availability for OAC and Strydel for the 90 day period ending on such Testing Date equals or exceeds $2,500,000, (iii) on such Testing Date, Borrower has no past due income taxes, (iv) on such Testing Date, Borrower has no accounts payable that are over 120 days past due, other than accounts payable subject to bonafide disputes and (v) on such Testing Date, no Event of Default is in existence.

                  "STANDARD FINISHED GOODS" means inventory consisting of finished goods other than Obsolete Finished Goods and other than finished goods of Borrower's lithography division (other than Kodak inventory located at the Fritz Companies warehouse in Rochester, New York).

                  "TANGIBLE NET WORTH" means, on any date, Borrower's net worth on such date (as determined in accordance with generally accepted accounting principles, in effect on the date hereof, consistently applied), minus prepaid expenses as of such date and minus goodwill as of such date.

                  "TESTING DATE" means the last day of each month commencing on August 31, 2000.






                              Exhibit A -- Page 2

                                    EXHIBIT B

                           BORROWING BASE CERTIFICATE

                                COLLATERAL REPORT





                              Exhibit B -- Page 3

                                   SCHEDULE A

                                 PERMITTED LIENS

                  "Permitted Liens" means (a) the utility, access and other easements, rights-of-way, mineral rights, restrictions and exceptions of record encumbering the real property included in the Collateral and approved by Lender for inclusion as exceptions in the policies of title insurance in favor of Lender insuring the liens of the mortgages on the real property included in the Collateral, as from time to time supplemented or amended with the prior written consent of Lender; (b) security interests, and liens in favor of Lender; (c) liens for taxes not delinquent or being contested in good faith by appropriate proceedings, with adequate reserves therefor being set aside on the books of Borrower; (d) inchoate materialmen's, mechanics', workmen's, repairmen's, or other like liens arising in the original course of business and, in each case, not delinquent; (e) senior liens on the real estate located at One Toy Street, Bryan, Ohio and 201 Ellis Street, Stryker, Ohio and liens on the personal property of Borrower and Trinc Co. (junior to the liens of Lender in such personal property), all securing the Real Estate Loans; and (f) the liens listed on Schedule A-1 attached hereto.




                              Schedule A -- Page 1

                                   SCHEDULE D

                                LARGEST ACCOUNTS

For the following account debtors (listed by name and customer account number), the number of days set forth in Section 10.1 (d) shall be 120; provided, that any account debtor listed below may be removed from this Schedule D if Lender is not satisfied with the financial condition of such account debtor.


Account Debtor                                          Customer Account Number
--------------                                          -----------------------
Wal-Mart Stores, Inc.                                             1069
Eastman Kodak Company                                             1739
Toys R Us/Beltsville                                              2676
Kay Bee Toy Stores                                                3240
Olive Can Company                                                 1378
Target Cntl Processing                                            974
Bandai UK Ltd.                                                    332
Ball Packaging Corp.                                              1484
K Mart Corporation                                                 58
Carnaud Metalbox                                                  1178
Groupe Masbro France SA                                           3851
Unitrade Inc.                                                     471
Ames Dept. Stores                                                 1085
Trademark Marketing Int.                                          788
Wholesale Merchandisers                                           2862
QVC Studio Park                                                   1301
J C Penny Co. Disb. Dept.                                          21
Bertels Can Company                                               1718
Irwin Toys Ltd.                                                   1131
Service Merchandise Co.                                           3008


                              Schedule D -- Page 1

                                   SCHEDULE E

                                 MOTOR VEHICLES

                                    Attached.


                              Schedule E -- Page 1